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State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code
Articles of Amendment to Articles of Incorporation (Profit)

EXPEDITE

RECEIVED
MAY 25 2023
Utah Div. of Corp. & Comm. Code

PAID

Entity Number: 873896-0142

Non-Refundable Processing Fee: $37.00

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: Green Star Products, Inc.

2. The date the following amendment(s) was adopted: 5/24/23

3. If changing the corporation name, the new name of the corporation is:

4. The text of each amendment adopted (include attachment if additional space needed):

On May 24th, 2023, at a Special Meeting of the Board of Directors of Green Star Products, Inc., the Board resolved to increase the Common Authorized shares from 875,000,000 to 2,000,000,000 and file Amended and Restated Articles of Incorporation (see attached).

On May 24th, 2023, at a Special Meeting of the Board of Directors of Green Star Products, Inc., the Board resolved to confirm & fix the rights, preferences, and limitations of the Series A Preferred Stock and file a Certificate of Designation of the Series A Preferred Stock, authorizing 30,000,000 shares, par value 0.001, with 100 votes per share and shall not be convertible into common stock (see attached).

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

Series A Preferred Stock, 30,000,000 shares authorized, par value 0.001, with 100 votes per share and not convertible into common stock (see attached).

6. Indicate the manner in which the amendment(s) was adopted (mark only one):

- [x] Adopted by Incorporators or Board of Directors – Shareholder action not required.
- [ ] Adopted by Shareholders – Number of votes cast for amendment was sufficient for approval.

7. Delayed effective date (if not to be effective upon filing) ____________ (MM-DD-YYYY *not to exceed 90 days*)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By: [signature]

Title: CEO & Director

Date: 05/26/2023

Under GRAMA {63G-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html Division's Website: www.corporations.utah.gov

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed and approved on this 26 day of May 20 23
In this office of this Division and hereby issued This Certificate thereof.

Examiner [signature] Date 5/31/23

[signature]
Leigh Veillette
Division Director

03/22

GREEN STAR PRODUCTS, INC.

RESOLUTION OF THE BOARD OF DIRECTORS

The undersigned, being all the Directors of GREEN STAR PRODUCTS, INC., a Utah corporation (the "Corporation"), hereby consents to the adoption of the following resolutions:

INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

RESOLVED, that the Articles of Incorporation shall be amended and restated to increase the Authorized Shares of Common Stock to Two Billion (2,000,000,000) Shares in order to position the Corporation for growth and new operations.

Consent

WHEREFORE, this Consent shall have the same force and effect as a majority vote cast at a meeting of the shareholders duly called, noticed, convened and held in accordance with the law, the Articles of Incorporation, and the Bylaws of the Corporation.

Effective Date: May 24th, 2023

David Duarte
CEO, Secretary, Treasurer, Director
Green Star Products, Inc.

Notary Public

ANDRE PATTERSON
Notary Public - North Carolina
Mecklenburg County
My Commission Expires Mar 9, 2025

District of Columbia
Signed and Sworn to (or affirmed) before me on 5/24/2023 (Date)
by Cade Carter
(Name(s) of Individual(s) Making Statement)
Signature of Notarial Officer:
Title of Office: notary public
My Commission Expires: 11/14/2026

Cade Carter
Director
Green Star Products, Inc.

Notary Public

MAYA LILLIE VANN
NOTARY PUBLIC
My Comm. Exp. Nov 14, 2026
DISTRICT OF COLUMBIA

Joshua Uhorchuk
Director
Green Star Products, Inc.

Notary Public

SCOTT E KING
Notary Public, North Carolina
Alamance County
My Commission Expires
March 11, 2024

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

GREEN STAR PRODUCTS, INC.

ARTICLE I

The name of the corporation shall be GREEN STAR PRODUCTS, INC. (the "Corporation").

ARTICLE II

The period of its duration shall be perpetual.

ARTICLE III

The purpose shall be that of conducting any lawful business for which a corporation may be organized under the laws of the State of Utah.

ARTICLE IV

The aggregate number of shares the Corporation will have authority to issue is Two Billion Thirty Million (2,030,000,000) of which Two Billion (2,000,000,000) shares will be Common Stock, with a par value of $0.001 per share, and Thirty Million (30,000,000) shares will be preferred stock, with a par value of $0.001 per share. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation are hereby expressly granted authority, without shareholder action, and within the limits set forth in the Utah Revised Business Corporation Act, to:

(i) designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(ii) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(iii) alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares;

(iv) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series;

(v) determine the dividend rate on the shares of any class of shares or series of shares, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that class of shares or series of shares;

(vi) determine whether that class of shares or series of shares will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) determine whether that class of shares or series of shares will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

(viii) determine whether or not the shares of that class of shares or series of shares will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(ix) determine whether that class of shares or series of shares will have a sinking fund for the redemption or purchase of shares of that class of shares or series of shares and, if so, the terms and amount of such sinking fund;

(x) determine the rights of the shares of that class of shares or series of shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class of shares or series of shares; and

(xi) determine any other relative rights, preferences and limitations of that class of shares or series of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto shall be vested in the common stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE V

Provisions for the regulation of the internal affairs of the Corporation will be contained in its Bylaws as adopted by the Board of Directors. The number of Directors of the Corporation shall be fixed by its Bylaws.

ARTICLE VI

The Corporation shall indemnify any person against expenses, including without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably

incurred by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, and to the extent that, such indemnification is permitted and provided for by the laws of the State of Utah then in effect.

ARTICLE VII

To the fullest extent permitted by the Utah Revised Business Corporation Act as the same exists or may hereafter be amended, an officer or director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages.

Consent

WHEREFORE, this Consent shall have the same force and effect as a majority vote cast at a meeting of the shareholders duly called, noticed, convened and held in accordance with the law, the Articles of Incorporation, and the Bylaws of the Corporation.

Effective Date: May 24th, 2023

David Duarte
CEO, Secretary, Treasurer, Director
Green Star Products, Inc.

Notary Public

ANDRE PATTERSON
Notary Public - North Carolina
Mecklenburg County
My Commission Expires Mar 9, 20

District of Columbia
Signed and Sworn to (or affirmed) before me on 5/24/2023 (Date)
by Cade Carter
(Name(s) of Individual(s) Making Statement)
Signature of Notarial Officer:
Title of Office: notary public
My Commission Expires: 11/14/2026

Notary Public

MAYA LILLIE VANN
NOTARY PUBLIC
My Comm. Exp. Nov 14, 2026
DISTRICT OF COLUMBIA

Cade Carter
Director
Green Star Products, Inc.

Joshua Uhorchuk
Director
Green Star Products, Inc.

Notary Public

SCOTT E KING
Notary Public, North Carolina
Alamance County
My Commission Expires
March 11, 2024

GREEN STAR PRODUCTS, INC.

RESOLUTION OF THE BOARD OF DIRECTORS

The undersigned, being all the Directors of GREEN STAR PRODUCTS, INC., a Utah corporation (the "Corporation"), hereby consents to the adoption of the following resolutions:

CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK

WHEREAS, on July 27th, 2022 at a Special Meeting of the Board of Directors, the Board authorized the designation of 30,000,000 shares the Corporation's Series A Preferred Stock with 100 votes per share (See "Exhibit A").

NOW RESOLVED, the Board of Directors confirms and hereby fixes the relative rights, preferences, and limitations of the Corporation's Series A Preferred Stock as included herein:

Consent

WHEREFORE, this Consent shall have the same force and effect as a majority vote cast at a meeting of the shareholders duly called, noticed, convened and held in accordance with the law, the Articles of Incorporation, and the Bylaws of the Corporation.

Effective Date: May 24th, 2023

David Duarte
CEO, Secretary, Treasurer, Director
Green Star Products, Inc.

Notary Public

ANDRE PATTERSON
Notary Public - North Carolina
Mecklenburg County
My Commission Expires Mar 9, 20

District of Columbia
Signed and Sworn to (or affirmed) before me on 5/24/2023 (Date)
by Cade Carter
(Name(s) of Individual(s) Making Statement)
Signature of Notarial Officer:
Title of Office: Notary Public
My Commission Expires: 11/14/2026

Notary Public

MAYA LILLIE VANN
NOTARY PUBLIC
My Comm. Exp. Nov 14, 2026
DISTRICT OF COLUMBIA

Cade Carter
Director
Green Star Products, Inc.

Joshua Uhorchuk
Director
Green Star Products, Inc.

Notary Public

SCOTT E KING
Notary Public, North Carolina
Alamance County
My Commission Expires
March 11, 2024

CERTIFICATE OF DESIGNATION

OF

SERIES A PREFERRED STOCK

Section 1. *Designation and Amount.* The designation of this class of capital stock shall be "Series A Preferred", par value $.001 per share (the "*Series A Preferred Stock*"). The number of authorized shares of Series A Preferred Stock is thirty million (30,000,000) shares.

Section 2. *Voting Rights.* Except as otherwise required by law, the holder of the share of Series A Preferred Stock shall have the following rights:

(a) Number of Votes; Voting with Common Stock The holder of the Series A Preferred Stock shall vote together with the holders of preferred stock (including on an as converted basis), par value $0.001, and common stock, par value $0.001 per share, of the Corporation (the "Common Stock") as a single class. Each share of Series A Preferred Stock is entitled to one hundred (100) votes per share with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. The Series A Preferred Stock is not convertible into shares of common stock and shall not be divided into fractional shares.

(b) Adverse Effects. The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock or the holder thereof without the written consent or affirmative vote of the holder of the Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Section 3. *Dividends, Liquidation.* The shares of Series A Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation's shareholders upon the liquidation, dissolution or winding up of the Corporation.

Section 4. *No Impairment.* The Corporation shall not intentionally take any action which would impair the rights and privileges of the Series A Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Series A Preferred Stock against impairment.

Section 5. *Replacement Certificate.* In the event that the holder of the Series A Preferred Stock notifies the Corporation that the stock certificate evidencing the share of Series A Preferred Stock has been lost, stolen, destroyed or mutilated, the Corporation shall issue a

replacement stock certificate evidencing the Series A Preferred Stock identical in tenor and date to the original stock certificate evidencing the Series A Preferred Stock, provided that the holder executes and delivers to the Corporation an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such Series A Preferred Stock certificate.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by the Directors thereunto duly authorized this 24th day of May, 2023.

Consent

WHEREFORE, this Consent shall have the same force and effect as a majority vote cast at a meeting of the shareholders duly called, noticed, convened and held in accordance with the law, the Articles of Incorporation, and the Bylaws of the Corporation.

Effective Date: May 24th, 2023

David Duarte
CEO, Secretary, Treasurer, Director
Green Star Products, Inc.

Notary Public

ANDRE PATTERSON
Notary Public - North Carolina
Mecklenburg County
My Commission Expires Mar 9, 2025

District of Columbia
Signed and Sworn to (or affirmed) before me on 5/24/2023 (Date)
by Cade Carter
(Name(s) of individual(s) Making Statement)
Signature of Notarial Officer:
Title of Office: Notary Public
My Commission Expires 11/14/2026

Cade Carter
Director
Green Star Products, Inc.

Notary Public

MAYA LILLIE VANN
NOTARY PUBLIC
DISTRICT OF COLUMBIA
My Comm. Exp. Nov 14, 2026

Joshua Uhorchuk
Director
Green Star Products, Inc.

Notary Public

SCOTT E KING
Notary Public, North Carolina
Alamance County
My Commission Expires
March 11, 2024